(Operation Number - 36371)

DEED OF GUARANTEE AND INDEMNITY

between

CME MEDIA ENTERPRISES B.V.
and

EUROPEAN BANK
FOR RECONSTRUCTION AND DEVELOPMENT

Dated - July 21, 2006

i

DEED Of GUARANTEE AND INDEMNITY

This GUARANTEE AND INDEMNITY (this “Guarantee”) is made as a DEED on July 21, 2006 between CME MEDIA ENTERPRISES B.V., a private company with limited liability organised and existing under the laws of the Netherlands (the "Guarantor"), and EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT ("EBRD").

WHEREAS:

(A)   By a loan agreement (the "Loan Agreement") dated on or about the date hereof between EBRD and CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (the "Company"), EBRD agreed to extend to the Company a loan (the "Loan"), in the principal amount not to exceed €100,000,000, on the terms and conditions therein set forth in the Loan Agreement.

(B)    It is a condition of disbursement under the Loan Agreement that the Guarantor shall have agreed to guarantee the obligations of the Company in respect of the Loan on terms and conditions satisfactory to EBRD.

(D)    The Guarantor, in consideration of EBRD entering into the Loan Agreement and agreeing to disburse thereunder, has agreed so to guarantee the obligations of the Company under the Financing Agreements.

(E)    The giving of this Guarantee is for the commercial benefit of the Guarantor.

NOW THEREFORE THIS DEED WITNESSES, and the Guarantor hereby agrees as follows:

ARTICLE I - INTERPRETATION

Section 1.01.	Definitions

Wherever used in this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, terms defined in the Loan Agreement have the same meanings herein. The Guarantor has been provided with, and hereby acknowledges receipt of a copy of the Loan Agreement.

Section 1.02.	Interpretation

(a)   In this Guarantee, unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting persons include corporations, partnerships and other legal persons and references to a person include its successors and permitted assigns.

(b)   In this Guarantee, a reference to a specified Article or Section shall be construed as a reference to that specified Article or Section of this Guarantee.

(c)   In this Guarantee, a reference to an agreement shall be construed as a reference to such agreement as it may be amended, varied, supplemented, novated or assigned from time to time.

(d)   In this Guarantee, the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Guarantee.

(e)   In this Guarantee, references to this Guarantee are to include the indemnity in Section 2.02.

(f)    In this Guarantee, references to liability are to include any liability whether actual, contingent, present or future.

ARTICLE II - GUARANTEE AND INDEMNITY

Section 2.01.	Guarantee

The Guarantor irrevocably and unconditionally guarantees (as primary obligor and not merely as surety):

(a)   to pay to EBRD on demand, and in the currency in which the same falls due for payment, all monies and liabilities which are now or at any time hereafter shall have been advanced to, become due, owing or incurred by the Company to or in favour of EBRD under or in connection with any of the Financing Agreements when and as the same shall become due; and

(b)   the due and punctual performance and discharge by the Company of all of its obligations and liabilities under the Financing Agreements.

Section 2.02.	Indemnity

The Guarantor, as a separate and independent obligation and liability from its obligations and liabilities under Section 2.01, irrevocably and unconditionally agrees to indemnify EBRD in full on demand against all losses, costs and expenses suffered or incurred by EBRD arising from or in connection with any one or more of the purported liabilities or obligations of the Company to EBRD pursuant to or in consequence of any of the Financing Agreements being or becoming unlawful, void, voidable or unenforceable, ineffective or otherwise not recoverable on the basis of a guarantee (whether by reason of any legal limitation, illegality, disability or incapacity on or of the Company or the Guarantor or any other person or by reason of any other fact or circumstance, and whether or not known to or discoverable by the Guarantor, the Company, EBRD or any other person).

ARTICLE III - CREDITOR PROTECTIONS

Section 3.01.	Continuing Security

The Guarantor acknowledges and agrees that this Guarantee is and at all times shall be continuing security and shall extend to cover the ultimate balance due at any time from the Company to EBRD under or in respect of the Financing Agreements and any of the transactions contemplated thereby regardless of any intermediate payment or performance or discharge in whole or in part.

Section 3.02.	Guarantor as Principal Debtor

The Guarantor acknowledges and agrees that none of its liabilities under this Guarantee shall be reduced, discharged or otherwise impaired by:

(a)   any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which EBRD may now or hereafter have from or against the Company or any other person in respect of any of the obligations and liabilities of the Company or any other person under and in respect of any of the Financing Agreements;

(b)   any act or omission by EBRD or any other person in taking up, perfecting or enforcing any security, indemnity or guarantee from or against the Company or any other person;

(c)   any termination, amendment, variation, novation or supplement of or to any of the Financing Agreements (other than termination following full and irrevocable payment of all amounts which may be or become payable under or in connection with the Financing Agreements);

(d)   any grant of time, indulgence, waiver, consent or concession to the Company and or other person;

(e)   any of the insolvency, bankruptcy, liquidation, administration, winding-up, incapacity, limitation, disability and discharge by operation of law of, and any change in the constitution or name of, the Company or any other person;

(f)    any invalidity, illegality, unenforceability, irregularity of, or any defect in, any provision of any Financing Agreement or any Security or other guarantee or any of the actual or purported obligations of the Company or any other person under or in connection with any Financing Agreement or any Security or any other guarantee;

(g)   any claim against or enforcement of payment from the Company or any other person;

(h)   the taking, existence or release of any Security or other guarantee;

(i)    the release of any debtor or co-guarantor or any other person under the terms of any composition or arrangement with any creditor of the Company;

(j)    any re-organisation or alteration of the legal structure of the Company or any other party to a Financing Agreement;

(k)   any purported or actual assignment of the Financing Agreements by EBRD to any person; or

(l)    any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of guarantor or indemnitor or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge the Guarantor or otherwise reduce or extinguish its liability under this Guarantee.

Section 3.03.	Primary Obligation

EBRD shall not be obliged before taking steps to enforce any of its rights and remedies under this Guarantee to make any demand or seek to enforce any right against the Company or any other person, to obtain judgement in any court against the Company or any other person or to file any claim in a bankruptcy, liquidation or similar proceedings of the Company or any other person.

Section 3.04.	No Security

(a)   The Guarantor warrants to EBRD that it has not taken or received, and agrees not to take, exercise or receive the benefit of any security or other right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise, all together "Rights") from or against any of the Company and any other person in respect of any liability of or payment by the Guarantor under this Guarantee or otherwise in connection with this Guarantee.

(b)   If any of such Rights is taken, exercised or received by the Guarantor, the Guarantor declares that such Rights and all monies at any time received or held in respect of such Rights shall be held by the Guarantor in trust for EBRD for application in or towards the discharge of the liabilities of the Guarantor to EBRD under this Guarantee.

(c)   The Guarantor agrees that all other Rights and all monies from time to time held in trust by the Guarantor for EBRD under or pursuant to Section 3.04(b) shall be transferred, assigned or, as the case may be, paid to EBRD, promptly following EBRD's demand.

ARTICLE IV - PAYMENTS; DISCHARGE; COSTS

Section 4.01.	Interest

The Guarantor agrees to pay interest to EBRD on all sums demanded under this Guarantee from the date of EBRD's demand under this Guarantee or, if earlier, the date on which the relevant damages, losses, costs or expenses arose in respect of which such demand has been made, in each case until the date of actual payment (after as well as before judgement). Such interest shall be at the rate of interest applicable to overdue amounts under the Loan Agreement and shall be calculated in accordance with Section 3.06 of the Loan Agreement. The amount of interest payable on any such sums for any period pursuant to this Section shall be reduced by the amount of any interest otherwise paid by the Guarantor on such sums pursuant to the terms of the Loan Agreement or of any other Financing Agreement for the same period.

Section 4.02.	Suspense Account

Until all amounts which may be or become payable under or in connection with the Financing Agreements have been irrevocably paid in full, for the purpose of enabling EBRD to sue the Company or the Guarantor or to prove in the bankruptcy, liquidation or insolvency of the Company or the Guarantor for amounts payable by the Company under the Loan Agreement or any other Financing Agreement or by the Guarantor under this Guarantee, or to preserve intact the liability of any other party, EBRD may at any time place and keep, for such time as EBRD thinks prudent, any monies received, recovered or realised hereunder or under any other guarantee or security to the credit of an account of the Company, the Guarantor or of such other person (if any) as EBRD shall think fit, without any obligation on the part of EBRD to apply the same or any part thereof in or towards the discharge of any of the monies, obligations and liabilities that are the subject of this Guarantee.

Section 4.03.	Insufficient Payments

If EBRD at any time receives less than the full amount then due and payable to it under this Guarantee, EBRD shall have the right to allocate and apply the amount received in any way or manner and for such purpose or purposes under this Guarantee as EBRD in its sole discretion determines, notwithstanding any instruction that the Guarantor may give to the contrary.

Section 4.04.	New Accounts

(a)   If this Guarantee ceases to be continuing for any reason whatsoever (other than termination following full and irrevocable payment of all amounts which may be or become payable under or in connection with the Financing Agreements), then EBRD may open a new account or accounts in the name of the Company.

(b)   If EBRD does not open a new account or accounts pursuant to (a) above, it shall nevertheless be treated as if it had done so at the time that this Guarantee ceases to be continuing (whether by determination, calling in or otherwise) in relation to the Company.

(c)   As from that time, all payments made to EBRD by or on behalf of the Company shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Guarantee is available at that time nor shall the liability of the Guarantor under this Guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments into or out of any such accounts.

Section 4.05.	Discharge to be Conditional

Any release, discharge or settlement between the Guarantor and EBRD in relation to this Guarantee shall be conditional upon no right, security, disposition or payment to EBRD by the Guarantor or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason. If any such right, security, disposition or payment is void or at any time so set aside or ordered to be refunded, EBRD shall be entitled subsequently to enforce this Guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.

Section 4.06.	Payments and Taxes

All amounts due to EBRD under this Guarantee shall be paid without any set-off, condition or counterclaim whatsoever to such account at such office or bank as EBRD may notify to the Guarantor. Such payments shall be free and clear of, and without deduction or withholding for or on account of, any taxes, duties, fees or other charges of whatever nature; provided, however, that, in the event that the Guarantor is prevented by operation of law or otherwise from making such payments free and clear of such deductions or withholdings, the amount due under this Guarantee shall be increased to such amount as may be necessary to remit to EBRD the full amount it would have received had such payment been made without such deductions or withholdings.

Section 4.07.	Demands and Notification Binding

Any demand, notification or certificate given by EBRD specifying amounts due and payable under or in connection with any of the provisions of this Guarantee shall, in the absence of manifest error, be conclusive and binding on the Guarantor.

Section 4.08.	Costs and Expenses

The Guarantor shall, on demand and on a full indemnity basis, pay to EBRD the amount of all costs and expenses (including legal and out-of-pocket expenses and any value added tax on such costs and expenses) which EBRD incurs in connection with:

(a)   any actual or proposed amendment, variation, supplement, waiver or consent under or in connection with this Guarantee;

(b)   any discharge or release of this Guarantee; and

(c)   the preservation or exercise (or attempted preservation or exercise), and the enforcement (or attempted enforcement) of, any rights under or in connection with, this Guarantee.

Section 4.09.	Set-off

EBRD shall have the right, to the fullest extent permitted by law, to set off any amount owed by EBRD to the Guarantor, whether or not matured, against any amount then due and payable by the Guarantor under this Guarantee, whether or not EBRD had demanded payment by the Guarantor of such amount and regardless of the currency or place of payment of either such amount.

Section 4.10.	Currency Indemnity

If, under any applicable law or regulation or pursuant to a judgement or order being made or registered against the Guarantor or the liquidation of the Guarantor or without limitation for any other reason, any payment under or in connection with this Guarantee is made or falls to be satisfied in a currency (the "payment currency") other than the currency in which such payment is expressed to be due under or in connection with this Guarantee (the "contractual currency") then, to the extent that the amount of such payment actually received by EBRD, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Guarantee, the Guarantor, as a separate and independent obligation, shall indemnify and hold harmless EBRD against the amount of such shortfall. For the purposes of this Clause, "rate of exchange" means the rate at which EBRD is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Guarantor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

ARTICLE V - REPRESENTATIONS AND WARRANTIES; UNDERTAKINGS

Section 5.01.	Representations and Warranties of the Guarantor

The Guarantor hereby represents and warrants to EBRD that:

(a)   the Guarantor is a corporation duly organised and validly existing under the laws of the Netherlands;

(b)   the Guarantor is fully familiar with and agrees to all the provisions of the Financing Agreements and the giving of this Guarantee is for its commercial benefit;

(c)   the Guarantor has full power and authority (i) to execute and deliver this Guarantee and all notices, certificates and other documents related to this transaction and (ii) to comply with the provisions of, and perform all its obligations under, this Guarantee;

(d)   the Guarantor has taken all necessary actions to authorise the execution and delivery of this Guarantee and this Guarantee constitutes the Guarantor's legal, valid and binding obligations enforceable against the Guarantor in accordance with its terms;

(e)   the entry into and performance by the Guarantor of this Guarantee does not and will not violate in any respect (i) any law or regulation of any governmental or official authority or body, or (ii) the constitutional documents of the Guarantor, or (iii) any agreement, contract or other undertaking to which the Guarantor is a party or which is binding upon the Guarantor or its assets;

(f)    all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Guarantee and the transactions contemplated hereby have been obtained and are in full force and effect;

(g)   it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Guarantee that this Guarantee or any document relating hereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Guarantee;

(h)   no action, suit, proceeding, litigation or dispute against the Guarantor is presently taking place or pending or, to its knowledge, threatened nor is there subsisting any judgement or award given against the Guarantor before any court, arbitral tribunal or other body which, in either case, might have a material adverse effect on the business or condition (financial or otherwise) of the Guarantor or on the ability of the Guarantor to perform any of its obligations under this Guarantee;

(i)    the Guarantor is not in default under any material agreement to which it is a party or by which it is bound (other than intra-Group agreements), and no Event of Default relating to the Guarantor (or event which, with the giving of notice or lapse of time or other applicable condition might constitute an Event of Default relating to the Guarantor) has occurred and is continuing nor will such a default or Event of Default (or such event) result from the performance by the Guarantor of any of its obligations under this Guarantee; and

(j)    the obligations of the Guarantor under this Guarantee rank and will rank at least pari passu in all respects with all other present and future unsecured obligations of the Guarantor (apart from obligations mandatorily preferred by law).

ARTICLE VI- MISCELLANEOUS

Section 6.01.	Notices

Any notice, application or other communication to be given or made under this Guarantee to EBRD or to the Guarantor shall be in writing. Such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, courier or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party designates by notice to the party giving or making such notice, application or other communication.

For the Guarantor:

CME Media Enterprises B.V.
Dam 5B
1012 JS Amsterdam
The Netherlands

Attention:	Managing Director
Fax:	+31 20 423 1404

With a copy to:
c/o CME Development Corporation
81 Aldwych
London WC2B 4HN
United Kingdom

Attention:	General Counsel
Fax:	+44 207 430 5403

For EBRD:

European Bank for Reconstruction and Development
One Exchange Square
London EC2A 2JN
United Kingdom

Attention:	Operation Administration Unit
Fax:	+44-20-7338-6100

Section 6.02.	English Language

All documents to be furnished or communications to be given or made under this Guarantee shall be in the English language or, if in another language, shall be accompanied by a translation into English by a translator acceptable to EBRD, which translation shall be the governing version between the Guarantor and EBRD.

Section 6.03.	Rights, Remedies and Waivers

(a)   The rights and remedies of EBRD in relation to any misrepresentations or breach of warranty on the part of the Guarantor shall not be prejudiced by any investigation by or on behalf of EBRD into the affairs of the Guarantor or the Company, by the execution or the performance of this Guarantee or of any other Financing Agreement or by any other act or thing which may be done by or on behalf of EBRD in connection with this Guarantee and which might, apart from this Section, prejudice such rights or remedies.

(b)   No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to EBRD under this Guarantee or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of EBRD in respect of any such default, or acquiescence by it therein, shall affect or impair any right, power or remedy of EBRD in respect of any other default.

(c)   The rights and remedies provided in this Guarantee and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by applicable law or otherwise.

Section 6.04.	Governing Law

This Guarantee shall be governed by and construed in accordance with the laws of England.

Section 6.05.	Arbitration and Jurisdiction

(a)   Any dispute, controversy or claim arising out of or relating to this Guarantee, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one arbitrator and the appointing authority shall be the London Court of International Arbitration. The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek a determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and the Guarantor agrees that it shall not seek from any judicial authority, any interim measures of protection or pre-award relief against EBRD, any provisions of UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by EBRD (but no other party) insofar as such dispute arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings.

(b)   Notwithstanding Section 6.05(a), this Guarantee and the other Financing Agreements, and any rights of EBRD arising out of or relating to this Guarantee or any other Financing Agreement, may, at the option of EBRD, be enforced by EBRD in the courts of the Netherlands or England or in any other courts having jurisdiction. For the benefit of EBRD, the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Guarantee or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. The Guarantor hereby irrevocably designates, appoints and empowers CME Development Corp. at its registered office (being, on the date hereof, at Aldwych House, 81 Aldwych, London WC2B 4HN, England) to act as its authorised agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by EBRD in respect of any Financing Agreement. The Guarantor hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. The Guarantor covenants and agrees that, so long as it has any obligations under this Guarantee, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by EBRD in respect of any Financing Agreement and shall keep EBRD advised of the identity and location of such agent. Nothing herein shall affect the right of EBRD to commence legal actions or proceedings against the Guarantor in any manner authorised by the laws of any relevant jurisdiction. The commencement by EBRD of legal actions or proceedings in one or more jurisdictions shall not preclude EBRD from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. The Guarantor irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

(c)   The Guarantor agrees to the provisions of this Section 6.05 solely because the counterparty to this Agreement as at the date hereof is EBRD.

Section 6.06.	Privileges and Immunities of EBRD

Nothing in this Guarantee shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any applicable law.

Section 6.07.	Waiver of Sovereign Immunity

The Guarantor represents and warrants that this Guarantee and the incurring by the Guarantor of the obligations hereunder are commercial rather than public or governmental acts and that the Guarantor is not entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Guarantee. To the extent that the Guarantor or any of its assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgement, other attachment or execution of judgement on the grounds of sovereignty or otherwise, the Guarantor hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Guarantee.

Section 6.08.	Successors and Assigns; Third Party Rights

(a)   This Guarantee shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Guarantor may not assign or otherwise transfer all or any part of its rights or obligations under this Guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person.

(b)   EBRD may sell, transfer, assign, novate or otherwise dispose of all or part of its rights or obligations under this Guarantee and the other Financing Agreements without the consent of the Guarantor.

(c)   Except as provided in Section 6.08(a) or 6.08(b), none of the terms of this Guarantee are intended to be enforceable by any third party.

Section 6.09.	Disclosure

EBRD may disclose such documents, information and records regarding the Guarantor and this transaction (including, without limitation, copies of this Guarantee and any Financing Agreement) as EBRD deems appropriate in connection with any dispute involving the Guarantor, the Company or any other party to a Financing Agreement, for the purpose of preserving or enforcing any of EBRD's rights under any Financing Agreement or collecting any amount owing to EBRD or in connection with any proposed Participation or any other proposed sale, transfer, assignment, novation or other disposal contemplated by Section 6.08; provided, however, that (save for such disclosure made at any time when an Event of Default has occurred and is continuing) the recipient to whom any such information is disclosed provides a confidentiality undertaking in respect thereof.

Section 6.10.	Severability

If at any time any one or more of the provisions in this Guarantee is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Guarantee shall not be in any way affected or impaired thereby.

Section 6.11.	Counterparts

This Guarantee may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Guarantee to be signed as a Deed in their respective names as of the date first above written.

Executed as a Deed by

CME MEDIA ENTERPRISES B.V.

By:	/s/ Alphons van Spaendonck

Name: Alphons van Spaendonck
Title: Managing Director

By:	/s/ Henk van Wijlen

Name: Pan-Invest, B.V.
Title: Managing Director

Executed as a Deed by

EUROPEAN BANK
FOR RECONSTRUCTION AND DEVELOPMENT

By:	/s/ David Cooper

Name: David Cooper
Title: Acting Director - Telecoms, Informatics and Media